As filed with the Securities and Exchange Commission on October 17, 2018

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	36-2096643
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40W267 Keslinger Road,

P. O. Box 393

LaFox, Illinois 60147-0393 (630) 208-2200

(Address of Principal Executive Offices, Including Zip Code)

Richardson Electronics, Ltd.

2011 Long-Term Incentive Plan

(Full title of the plan)

Edward J. Richardson

Chairman, Chief Executive Officer and President

RICHARDSON ELECTRONICS, LTD

40W267 Keslinger Road,

P. O. Box 393

LaFox, Illinois 60147-0393

(630) 208-2200

(Name and address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.05 par value	1,000,000 shares(3)	$7.97	$7,970,000.00	$965.96

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of the Company’s Common Stock as may become issuable pursuant to the adjustment provisions of the Plan.

(2)

Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee. The maximum price per Security and the maximum aggregate offering price are based on the average of the $8.05 (high) and $7.88 (low) sale price of the Registrant's Common as reported on NASDAQ on October 16, 2018, which date is within five business days prior to filing this Registration Statement.

(3)	Increase in authorized number of shares underlying the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan.

FORM S-8 PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8 to register an additional 1,000,000 shares of Common Stock that may be issued to participants under the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (the “Plan”). The contents of the Company’s earlier Registration Statements on Form S-8, Registration No. 333-182907 and Registration No. 333-206044, are hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Richardson Electronics, Ltd. (the “Company”) with the Commission are incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2018;
2.	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 2018;
3.

The Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 24, 2018, for the Annual Meeting of the Company’s Shareholders held on October 9, 2018, as supplemented by the Company’s Definitive Additional Materials on Schedule 14A filed with the Commission on September 17, 2018;

4.

All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Annual Report referred to in No. 1 above (other than the portions of such documents not deemed to be filed); and

5.

The description of the Company’s Common Stock contained in its Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the Commission on October 18, 1984, as amended by the description contained in the Company’s Current Report on Form 8-K filed with the Commission on May 27, 2004.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

3(a)	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Annex III to the Company’s Proxy Statement, as filed with the Commission on August 22, 2014)

3(b)	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 12, 2017)

4(a)	Specimen form of Common Stock certificates of the Company

4(b)	Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex II to the Company’s Proxy Statement, as filed with the Commission on August 24, 2018)

4(c)

Amendment One to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex I to the Company’s Proxy Statement, as filed with the Commission on August 22, 2014)

4(d)

Amendment Two to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex I to the Company’s Proxy Statement, as filed with the Commission on August 24, 2018)

5.1	Opinion of SmithAmundsen, LLC

23.1	Consent of BDO USA, LLP

23.2	Consent of SmithAmundsen, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3(a)	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to Annex III to the Company’s Proxy Statement, as filed with the Commission on August 22, 2014)

3(b)	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 12, 2017)

4(a)	Specimen form of Common Stock certificates of the Company

4(b)	Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex II to the Company’s Proxy Statement, as filed with the Commission on August 24, 2018)

4(c)

Amendment One to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex I to the Company’s Proxy Statement, as filed with the Commission on August 22, 2014)

4(d)

Amendment Two to the Richardson Electronics, Ltd. 2011 Long-Term Incentive Plan (incorporated herein by reference to Annex I to the Company’s Proxy Statement, as filed with the Commission on August 24, 2018)

5.1	Opinion of SmithAmundsen, LLC

23.1	Consent of BDO USA, LLP

23.2	Consent of SmithAmundsen, LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in LaFox, State of Illinois on the 17th day of October, 2018.

RICHARDSON ELECTRONICS, LTD.

By:	/s/ Edward J. Richardson
Edward J. Richardson
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

Each individual whose signature appears below hereby constitutes and appoints Robert J. Ben, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements and amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Edward J. Richardson Edward J. Richardson	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	October 17, 2018

/s/ Robert J. Ben Robert J. Ben	Chief Financial Officer, Chief Accounting Officer (Principal Financial and Accounting Officer)	October 17, 2018

/s/ Jacques Belin Jacques Belin	Director	October 17, 2018

/s/ James Benham James Benham	Director	October 17, 2018

/s/ Kenneth Halverson Kenneth Halverson	Director	October 17, 2018

/s/ Robert H. Kluge Robert H. Kluge	Director	October 17, 2018

/s/ Paul J. Plante Paul J. Plante	Director	October 17, 2018